Exhibit 99.2

ORIGINOIL, INC.

COMPENSATION COMMITTEE CHARTER
_________________________________

A.	Purpose

The primary purposes of the Compensation Committee (the “Committee”) of Originoil, Inc. (the “Company”) are to (i) assist the Board of Directors (the “Board”) in discharging its responsibilities with respect to compensation and benefits of the Company’s executive officers and directors, (ii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with the applicable rules and regulations, if required thereby, and (iii) administer the Company’s stock option plans.

B.	Committee Membership and Qualifications

The Committee shall consist of no fewer than two persons, each of whom shall be a member of the Board.  Each member of the Committee shall qualify as an independent director under the rules of the NASDAQ Stock Market LLC, except as provided by NASDAQ Rule 4350(d), and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder.  In addition, all Committee members shall be independent and qualified to serve on the Committee under Rule 16b-3 issued pursuant to the Securities Exchange Act of 1934, as amended, and applicable regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Committee members shall be elected by the Board at a meeting of the Board; members shall serve until their successors are duly elected and qualified.  The Board may, at any time, remove any member of the Committee and fill the vacancy created by such removal.  The Committee’s chairman shall be designated by the full Board, comprising a majority of independent directors, or the full Committee.

C.	Meetings

The Committee shall meet in person, telephonically or otherwise at least twice during each fiscal year.  The Committee may also hold special meetings or act by unanimous written consent, as may be required.

The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee; provided, however, that the chief executive officer may not be present during any discussions or deliberations of the Committee regarding the chief executive officer’s compensation.

The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting.  The Committee shall keep minutes of each of its meetings and conference calls and report its actions and any recommendations to the Board after each of the Committee’s meeting.

The Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s bylaws, unless otherwise stated in the bylaws or by resolution of the Board or the Committee.  The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

D.	Committee Authority and Responsibilities

The Committee’s authority and responsibilities shall be as provided in this Section D. Notwithstanding the foregoing, where permitted by and subject to compliance with applicable law, rule or regulation, including, without limitation, the rules and regulations of the United States Securities and Exchange Commission or NASDAQ Stock Market LLC, an alternate group of directors may also, but not to the exclusion of the Committee, exercise the authority or undertake the responsibilities provided for in this Section D.

1.
Executive Officer Compensation.  Review and approve on an annual basis the corporate goals and objectives with respect to the compensation for the Company’s Chief Executive Officer and other executive officers.  The Committee shall evaluate at least once a year the chief executive officer and other executive officers’ performance in light of these established goals and objectives and based upon these evaluations shall recommend to the full Board the chief executive officer and other executive officers’ annual compensation, including salary, bonus, incentive and equity compensation.  In reviewing and recommending the compensation of the chief executive officer and other executive officers, the Committee may consider the compensation awarded to officers of similarly situated companies, the Company’s performance, the individuals’ performance, compensation given to the Company’s officers in past years or any other fact the Committee deems appropriate.  The chief executive officer shall not be permitted to participate in any discussions or processes concerning his compensation, but may participate in a non-voting capacity in discussions or processes concerning the compensation of other executive officers.

2.
Compensation Policies and Performance Review.  Develop and periodically assess the Committee’s compensation policies applicable to the Company’s executive officers and directors, including the relationship of corporate performance to executive compensation.

3.
Competitiveness Evaluation.  Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the Chief Executive Officer, other executive officers and directors relative to comparable companies in the Company’s industry.

4.
Compensation Plan Awards.  Approve stock option grants and other equity-based or incentive awards under the Company’s stock and incentive compensation plans, including any performance criteria relating to the plans or awards, and otherwise assist the Board in administering awards under these plans.  Such duties may include, but not be limited to, approving issuances of equity pursuant to tax qualified, non-discriminatory benefit plans and to new employees as an inducement to hiring, where such issuances are not otherwise approved or to be approved by shareholders.

5.
Stock and Incentive Plans.  Review and administer the Company’s stock and incentive compensation plans and recommend changes in such plans to the Board, as needed.  The Committee shall establish criteria for the granting of options to executive officers and other employees and review and approve the granting of options in accordance with such criteria, to the extent that such matters are not otherwise subject to shareholder approval under applicable law or the rules of the NASDAQ Stock Market LLC.

6.
Significant Officer Contracts.  Review and approve significant employment agreements, arrangements or transactions with executive officers, including any arrangements having any compensatory effect or purpose.

7.	Director Compensation. Review and recommend to the Board appropriate director compensation programs for service as directors, committee chairs and committee members.

8.	D&O Insurance. Review and establish appropriate coverage for the Company’s D&O insurance.

9.	Annual Performance Review. Evaluate the Committee’s performance on an annual basis, including compliance by the Committee with this Charter.

10.	Periodic Charter Review. Periodically review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

E.	Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the authority to retain or terminate any consulting firm used to evaluate director, Chief Executive Officer or other executive compensation, and to determine and approve the terms of engagement and the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in it in performing any duties hereunder shall be borne by the Company.

Adopted by Resolution of the Board of Directors
March 29, 2012

2